                                                                    Exhibit 10.2

                      IN THE UNITED STATES DISTRICT COURT
                        FOR THE EASTERN DISTRICT OF TEXAS
                               MARSHALL DIVISION


Generation II Orthopedics Inc. and     S
Generation II USA Inc.                 S
                                       S
       Plaintiffs,                     S
                                       S
                                       S
            v.                         S
                                       S      Case No. 2-02CV-123-TJW (Ward)
                                       S
                                       S
DJ Orthopedics, Inc.,                  S
DJ Orthopedics, LLC, and               S
Smith & Nephew, Inc.                   S
                                       S
                                       S
       Defendants.                     S




                           NON-EXCLUSIVE LICENSE AND
                             SETTLEMENT AGREEMENT
                             ---------------------


     Effective, as of ____________ , 2003 ("Effective Date"), Generation II Orthopedics Inc. ("Gen II") and Generation II USA Inc. ("Gen II USA"), as licensor, dj Orthopedics, Inc. ("dj Ortho Inc.") and dj Orthopedics LLC ("dj Ortho LLC"), as licensee, and Smith & Nephew, Inc. ("Smith & Nephew"), entered into this Non-exclusive License and Settlement Agreement ("Agreement"), under the terms and conditions set forth below.

     WHEREAS, Gen II and Gen II USA sued dj Ortho Inc., dj Ortho LLC and Smith
& Nephew (collectively "Defendants"), in the United States District Court for the Eastern District of Texas, Marshall Division, Case No. 2-02CV-123-TJW (Ward) ("the Lawsuit"), alleging infringement of U.S. patents 5,302,169 ("169 patent") and 5,400,806 ("806 patent");

          WHEREAS, Defendants denied the allegations of infringement and asserted various affirmative defenses and counterclaims;



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
     WHEREAS, Gen II owns all right, title and interest in the '169 and '806 patents, and Gen II USA is the exclusive licensee of the '169 and '806 patents in the United States;

     WHEREAS, DJ Ortho LLC is a wholly owned subsidiary of dj Ortho Inc.;

     WHEREAS, Smith & Nephew is the former owner of dj Ortho Inc., is no longer making products accused of infringing the '169 and '806 patents, and is indemnified by dj Ortho Inc. regarding infringement of the '169 and '806 patents;

     WHEREAS, the parties have agreed to resolve the controversy amicably between them through this non-exclusive license and settlement agreement.

     THEREFORE, the parties, having agreed to be bound by the commitments and obligations set forth below, enter into this Non-exclusive License and Settlement Agreement under the following, mutually-agreeable terms and conditions.

     1. LICENSE GRANT.

     Subject to the terms of this Agreement, Gen II and Gen II USA grant dj Ortho Inc. and dj Ortho LLC a limited, fully paid-up, irrevocable, non-exclusive, world-wide, royalty-free license and covenant not to sue, with no right to grant sub-licenses, under the '169 and '806 patents (including all corresponding patents and applications in other countries), and a covenant not to sue under all other patents in existence which cover products and methods licensed under this Agreement. The license and covenant not to sue granted in this paragraph are limited to the making, using, selling or offering for sale of the OAdjuster and other knee braces which have a pivotable joint (for allowing the knee to bend), and arms with joint means, joints or adjustable joints for allowing controlled medial and lateral inclination of the arms relative to a pivotable joint, located on the non-pathology side, such that the corrective force in the device is a pushing force from the non-pathology side. This limitation would not prevent dj Ortho Inc. and dj Ortho

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

LLC from making, using, selling or offering for sale, knee braces as described in the preceding sentence, which include arms on the pathology side that can incline medially and laterally relative to the pivotable joint, as long as the medial and lateral inclination is not controlled by an adjustment mechanism on the pathology side. The license granted in this paragraph 1 also includes a covenant not to sue to customers of dj Ortho Inc. and dj Ortho LLC.

     The License granted in this paragraph 1 shall be revoked if dj Ortho, Inc. and/or dj Ortho LLC is unable to make the payments set forth in paragraph 2 for any reason, including bankruptcy. Regardless of whether the Agreement is revoked pursuant to this paragraph, the dismissal with prejudice against Smith & Nephew and all releases and discharges for and by Smith & Nephew in this Agreement shall remain in effect, provided that dj Ortho, Inc. and dj Ortho LLC have made the initial $3,000,000 payment pursuant to paragraph 2A below, at least 100 days have passed since the Effective Date, and dj Ortho, Inc. and/or dj Ortho LLC has not declared bankruptcy.

     2.   PAYMENT FOR LICENSE.

     In consideration for the license and covenants not to sue granted in paragraph 1, dj Ortho Inc. and dj Ortho LLC agree to pay Gen II and Gen II USA the following sums:

          A. Three Million Dollars (US $3,000,000) within ten business (10) days following receipt by dj Ortho Inc. and dj Ortho LLC of a fully executed Agreement and a Court Order dismissing the Lawsuit substantially in the form of the Agreed Final Judgment attached hereto as Exhibit 1; and

          B.   One Million Dollars (US $1,000,000) on or before January 30,
               2004.

     Such payments shall be made by way of electronic funds transfer. dj Ortho Inc. and dj Ortho LLC also agree to withdraw its opposition against Gen II's European parent, EP 676,941, within thirty (30) days after the Court dismisses the Lawsuit. If all of claims 1, 2, 9, 10, 16-19


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
and 21 of the '169 patent and claims 1 and 2 of the '806 patent are held invalid or unenforceable before January 30, 2004, the payment under paragraph 2.B. does not have to be made unless and until there is final court decision from which no further appeals can be taken which holds that at least one of claims 1, 2, 9, 10, 16-19 and 21 of the '169 patent or claims 1 and 2 of the '806 patent is valid and enforceable, at which time such payment must be made within ten (10) business days after dj Ortho Inc. and dj Ortho LLC are notified in writing of such decision. dj Ortho, Inc., dj Ortho LLC, and Smith & Nephew will not voluntarily take any action to seek invalidation of the '169 and '806 patents, or to assist any third party attempt to invalidate the '169 and '806 patents.

     3.   REPRESENTATIONS AND WARRANTIES.

     Gen II and Gen II USA represent and warrant that they either own or control all rights, title and interest to the respective patents for which they have granted licenses in this Agreement, that they have the full power and authority to grant the licenses in this Agreement, and that there are no agreements or impediments to granting the rights each one has granted in this Agreement.

     4.   DISMISSAL OF CIVIL ACTION.

     Gen II, Gen II USA, dj Ortho, Inc., dj Ortho LLC, and Smith & Nephew, agree to instruct their respective attorneys to sign and file an "Agreed Final Judgment" in the Lawsuit in the form attached as Exhibit 1. In the event that a future irresolvable dispute arises between the parties as to whether a product not licensed under this Agreement is covered by any claim of the '169 or '806 patent, then none of the parties shall be precluded from asserting any claim or defense relating to the '169 and '806 patents relied upon in the Lawsuit, other than those covered by the license granted in this Agreement and the releases in this Agreement. Nothing in this Agreement or in the Agreed Final Judgment attached as Exhibit 1, shall be considered as an admission by dj


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Ortho Inc., dj Ortho LLC or Smith & Nephew that the Patient Ready Monarch,
OAdjuster or any other knee brace which has a pivotable joint (for allowing the knee to bend), and arms with joint means, joints, or adjustable joints for allowing controlled medial and lateral inclination of the arms relative to a pivotable joint, located on the non-pathology side, such that the corrective force in the device is a pushing force from the non-pathology side, infringes the '169 and '806 patents, or that those patents are valid.

     5.   MUTUAL RELEASES.

     The following mutual releases are made subject to the payments in paragraph 2:

          A. GEN II, GEN II USA, FOR THEMSELVES AND THEIR AFFILIATES, AGENTS, SUCCESSORS AND ASSIGNS, AND LICENSEES, DO HEREBY RELEASE AND FOREVER DISCHARGE DJ ORTHO INC., DJ ORTHO LLC AND SMITH & NEPHEW, AND THEIR AFFILIATES, AGENTS, EMPLOYEES, OFFICERS, DIRECTORS AND ATTORNEYS, FROM CAUSES OF ACTION, LOSSES, PROMISES, DAMAGES, COSTS, EXPENSES, LIABILITIES AND DEMANDS OF WHATSOEVER CHARACTER, NATURE AND KIND, KNOWN AND UNKNOWN, SUSPECTED OR UNSUSPECTED, FIXED OR CONTINGENT, ARISING OUT OF OR IN ANY WAY RELATED TO THE ACTIONS, CONDUCT, OMISSIONS, OR EVENTS ALLEGED IN THE LAWSUIT.

          B. DJ ORTHO INC., DJ ORTHO LLC AND SMITH & NEPHEW, FOR THEMSELVES AND THEIR AFFILIATES, AGENTS AND LICENSEES, SUCCESSORS AND ASSIGNS, DO HEREBY RELEASE AND DISCHARGE GEN II, GEN II USA, AND THEIR AFFILIATES, AGENTS, EMPLOYEES, OFFICERS, DIRECTORS AND ATTORNEYS, FROM CAUSES OF ACTION, LOSSES, PROMISES, DAMAGES, COSTS, EXPENSES, LIABILITIES AND DEMANDS OF WHATSOEVER CHARACTER, NATURE AND KIND, KNOWN AND UNKNOWN, SUSPECTED OR UNSUSPECTED, FIXED OR CONTINGENT, ARISING OUT OF OR IN ANY WAY RELATED TO THE ACTIONS, CONDUCT, OMISSIONS, OR EVENTS ALLEGED IN THE LAWSUIT.

          C. THESE RELEASES ARE THE RESULT OF A COMPROMISED SETTLEMENT AND SHALL NEVER AT ANY TIME FOR ANY PURPOSE BE CONSIDERED AS AN ADMISSION OF LIABILITY OR RESPONSIBILITY ON THE PART OF ANY PARTY HERETO.


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          D.   THE ADVICE OF LEGAL COUNSEL HAS BEEN OBTAINED BY ALL PARTIES
               PRIOR TO THE EXECUTION OF THESE RELEASES. ALL PARTIES HEREBY EXECUTE THESE RELEASES VOLUNTARILY AND WITH THE EXPRESS INTENTION OF THEIR SIGNIFICANCE, AND WITH THE EXPRESS INTENTION OF EFFECTING THE EXTINGUISHMENT OF ANY AND ALL OBLIGATIONS, CLAIMS, AND CONTROVERSIES, ARISING OUT OF OR CONNECTED IN ANY WAY TO THE LAWSUIT.

     Each of the parties hereby acknowledges that there is a risk that, subsequent to the execution of this Agreement, that it may discover, incur or suffer from claims which were unknown or unanticipated at the time this Agreement was executed, including, without limitation, unknown or unanticipated claims which arise from, are based upon or are related to the issues and matters raised by the Lawsuit which, if known by it on the date this Agreement was executed, may have materially affected its respective decisions to execute this Agreement. Each of the parties acknowledges that it is assuming the risk of such unanticipated claims and agrees that this Agreement applies thereto. Each party hereto expressly waives the benefits of Section 1542 of the California Civil Code, if applicable, which provides:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     Effective upon execution of this Agreement, each party waives and relinquishes all rights and benefits which it has or may have under Section 1542 or the law of any other state or jurisdiction to the same or similar effect to the full extent that it may lawfully waive and relinquish all rights and benefits pertaining to the subject matter of this Agreement. For the purpose of this Agreement, Affiliates shall mean any and all immediate and ultimate parent and subsidiary corporations, partnerships and entities of such and any other corporations, partnerships or entities in which such person or its immediate and ultimate parent and subsidiary corporations, partnerships and entities directly or indirectly own a controlling interest.

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     6. SUCCESSORS AND ASSIGNS.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     7. TRANSFERABILITY OF LICENSES.

     The licenses granted under paragraph 1 shall not be transferable by dj Ortho Inc. or dj Ortho LLC, without the prior written consent of Gen II and Gen II USA, or their successors, except in the event that the product line of the OAdjuster and other knee braces which have a pivotable joint (for allowing the knee to bend), and arms with joint means, joints or adjustable joints for allowing controlled medial and lateral inclination of the arms relative to a pivotable joint, located on the non-pathology side, such that the corrective force in the device is a pushing force from the non-pathology side, is sold to or otherwise acquired by another party, and all conditions under paragraph 2 have been met, in which case the acquiring party shall automatically succeed to the rights of the licensee under this Agreement.

     8. ENTIRE AGREEMENT.

     This Agreement represents and contains the entire agreement and understanding between the parties with respect to the subject matter of this Agreement, and supersedes any and all prior or contemporaneous oral and written negotiations, agreements and understandings between the parties. No representation, warranty, condition, understanding or agreement of any kind with respect to the subject matter hereof shall be relied on by the parties except those expressly contained herein. This Agreement may not be amended or modified except by a written agreement signed by both parties.

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     9.   BREACH OF AGREEMENT.

     In the event that litigation is necessary to enforce or remedy a breach of a provision of this agreement, the prevailing party shall be entitled to be reimbursed by the losing party for all costs and expenses incurred thereby, including, but not limited to, reasonable attorneys' fees for the services rendered to such prevailing party.

    11.   SEVERABILITY.

     In the event that any condition or covenant herein is held to be invalid or void by any court of competent jurisdiction, the same shall be deemed severable from the remainder of the Agreement and in no way affect any other covenant or condition contained herein. If any condition or covenant is deemed invalid or void due to its scope or breadth, such provision shall be deemed valid to the extent of the scope or breadth permitted by law.

     12.  GOVERNING LAW.

     This Agreement is made pursuant to, and shall be governed, by the laws of the State of California.

     13.  HEADINGS.

     The headings of the sections, subsections and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

     14.  ATTORNEYS' FEES AND COSTS.

     Each party shall bear its own costs and expenses, including attorney's fees, in connection with the Lawsuit and the settlement thereof.




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     15.  CORRESPONDENCE TO PARTIES.
          --------------------------

     All notices, payments and other correspondence between the parties under this Agreement shall be sent via U.S. Mail, first class, postage prepaid or by overnight courier, as follows:



     Generation II Orthotics Inc.
     1211 Jacobson Way
     Richmond, BC V6W 1L5
     Attn: Dean Taylor, President

     Generation II USA, Inc.
     11818 North Creek Parkway North
     Suite 102
     Bothell, WA 98011
     Attn: Alan Young, Presidentdj Orthopedics, Inc., and dj Orthopedics LLC
     2985 Scott Street
     Vista, CA 92083
     Attn: General Counsel

     Smith & Nephew, Inc.
     1450 Brooks Road
     Memphis, TN 38816
     Attn: Patent Counsel

     IN WITNESS WHEREOF, the parties have caused duplicate originals of this Non-exclusive License and Settlement Agreement to be executed by their duly authorized representatives who, by executing this Agreement, warrant and represent that they have the authority and consent to sign on behalf of their respective corporations, on the date(s) and in the capacities shown.

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GENERATION II ORTHOPEDICS INC.               GENERATION II USA INC.

By:                                          By:
      -----------------------------                -----------------------------

Name:                                        Name:
      -----------------------------                -----------------------------

Title:                                       Title:
      -----------------------------                -----------------------------

Dated:                                       Dated:
      -----------------------------                -----------------------------





dj ORTHOPEDICS, INC.                         dj ORTHOPEDICS, LLC

By:                                          By:
      -----------------------------                -----------------------------

Name:                                        Name:
      -----------------------------                -----------------------------

Title:                                       Title:
      -----------------------------                -----------------------------

Dated:                                       Dated:
      -----------------------------                -----------------------------



SMITH & NEPHEW, INC.

By:   /s/ Joel Petrow
      -----------------------------

Name: Joel Petrow
      -----------------------------

Title: Assistant Secretary
      -----------------------------

Dated: May 21, 2003
      -----------------------------


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